UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934
Check the appropriate box:

☐	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☒	Definitive Information Statement

SO ACT NETWORK, INC.
 (Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT
(Definitive)

SO ACT NETWORK, INC.
10685-B Hazelhurst Drive #6572
Houston, Texas 77043

September 10, 2010

Copies to:

Gregg E. Jaclin, Esq.
Christine Melilli, CPA, Esq.
Anslow + Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
(732) 409-1212

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $0.001 per share (the “Common Stock”), of So Act Network, Inc., a Delaware Corporation (the “Company”), to notify such Stockholders of the following:

(1)
On or about August 13, 2010, the Company received written consents in lieu of a meeting of Stockholders from the Shareholders owning a majority of the issued and outstanding shares of the Company authorizing the Board to amend our Articles of Incorporation in the State of Nevada to reduce the par values of our common and preferred stock from $.001 to $.0001 per share.

(2)
On or about August 13, 2010, the Company received written consents in lieu of a meeting of Stockholders from Shareholders owning a majority of the issued and outstanding shares of the Company authorizing the Board to amend our Articles of Incorporation in the State of Delaware to increase the maximum number of shares of stock that the Company shall be authorized to have outstanding at any time to Four Hundred Million (400,000,000) shares of common stock at par value of $.0001.

On August 13, 2010, the Board approved the increase in our authorized shares. Accordingly, your consent is not required and is not being solicited in connection with the approval of the actions.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The entire cost of furnishing this Information Statement will be borne by the Company.  The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.  The Board has fixed the close of business on August 13, 2010, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

Each share of our common stock entitles its holder to one vote on each matter submitted to the stockholders.   However, because the stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the forgoing action will not become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about September 10, 2010 to all Stockholders of record as of the Record Date.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”).  Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549.  Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.  The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Annual Report on Form 10-K for the year ended December 31, 2009;
2.	Quarterly Report on Form 10-Q for the quarter ended June 30, 2010;
3.	Quarterly Report on Form 10-Q for the quarter ended March 31, 2010; and
4.	Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q AND HOUSEHOLDING

A copy of the Company’s Annual Report on Form 10-K, as well as, Forms 10-Q, as filed with the SEC are available upon written request and without charge to shareholders by writing to the Company c/o, Chief Financial Officer,  10685-B Hazelhurst Drive #6572, Houston, Texas 77043, or by calling telephone number 210-401-7667.   A copy of any and all information that has been incorporated by reference into this information statement shall be sent by first class mail or other equally prompt means within one business day of receipt of such request.

In certain cases, only one Annual Report and Quarterly Report(s) may be delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders at that address. The Company will undertake to deliver promptly upon written or oral request a separate copy of the Annual Report or Quarterly Report(s), as applicable, to a stockholder at a shared address to which a single copy of such documents was delivered. Such request should also be directed to Chief Financial Officer, So Act Network, Inc. at the address or telephone number indicated in the previous paragraph. In addition, shareholders sharing an address can request delivery of a single copy of Annual Reports or Quarterly Reports if they are receiving multiple copies of Annual Reports or Quarterly Reports by directing such request to the same mailing address.

All Annual Reports and Quarterly Reports are filed with the Commission and are of public record. Such information can be accessed at www.sec.gov.

OUTSTANDING VOTING SECURITIES

As of August 13, 2010, the Company had 223,045,221 shares of Common Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.  On August 13, 2010, the holders of the majority of the issued and outstanding shares of the Company held 174,850,000 shares (or approximately 78.39% of the 223,045,221 shares of Common Stock then outstanding, each with 1 vote) executed and delivered to the Company a written consent approving the actions set forth herein.  Since the action has been approved by the holders of the majority of the issued and outstanding shares of the Company, no proxies are being solicited with this Information Statement. The Board adopted resolutions approving the actions set forth herein on August 13, 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Company’s common stock owned on August 13, 2010, by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Name of Beneficial Owner	Number of Common Shares Owned	Percent of Class Before Offering(1)
Greg Halpern	174,850,000	78.39%

DISSENTER’S RIGHTS OF APPRAISAL

No Appraisal Rights

Under the Delaware General Corporation Law, dissenting shareholders will not have rights to appraisal in connection with the Action discussed in this Information Statement.

AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO DECREASE THE PAR VALUE OF THE COMMON AND PREFERRED SHARES

The Company's Articles of Incorporation, as amended (the "Articles of Incorporation") authorizes the maximum number of shares outstanding at any time shall be Two Hundred Fifty Million (250,000,000) shares of common stock with no preemptive rights, $.001 par value.  On August 13, 2010, the Board approved an amendment to the Articles of Incorporation to reduce the par value of the common and preferred stock from $.001 to $.0001.

The general purpose and effect of the amendment to the Company's Articles of Incorporation is to support the reduction in Company business expenses and to make the stock more attractive to investors.

AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

The Company's Articles of Incorporation, as amended (the "Articles of Incorporation") authorizes the maximum number of shares outstanding at any time shall be Two Hundred Fifty Million (250,000,000) shares of common stock with no preemptive rights, $.001 par value.  On August 13, 2010, the Board approved an amendment to the Articles of Incorporation to authorize Four Hundred Million (400,000,000) shares of common stock, $.0001 par value.  Each share of common stock is entitled to one vote.  The Board is authorized to fix the number of shares of and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon the common stock or preferred stock.  These additional shares of common stock will have the same rights, privileges, preferences and restrictions as the Company’s shares of common stock which are currently authorized.

The general purpose and effect of the amendment to the Company's Articles of Incorporation is to authorize Four Hundred Million (400,000,000) shares additional shares of common stock. Such increase is not attributable to a specific transaction, or anticipated transaction. As such, no consideration has been received or is to be received by the Company for a transaction underlying the increase in common stock. The reason for the increase is to be able to use the additional common shares as a tool to attract companies to engage in mergers and acquisitions with the Company. The general effect upon the rights of the existing security holders as a result of the increase in common stock is an overall dilution of the Company’s stock and the inherent effects that increasing the Company’s outstanding common stock has on shareholder value based on the dilutive impact of the additional authorized shares. If the Board deems it to be in the best interests of the Company and the stockholders of the Company to issue additional shares of common stock in the future from authorized shares, the Board generally will not seek further authorization by vote of the Stockholders, unless such authorization is otherwise required by law or regulations.

EFFECTIVE DATE OF AMENDMENTS

Pursuant to Rule 14c-2 under the Exchange Act, the effective date of the actions stated herein, shall not occur until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders.  The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on September 30, 2010.

By Order of the Board
/s/Greg Halpern
Greg Halpern President, CEO & Board Member